EXHIBIT 4.5


                       NINTH AMENDMENT TO CREDIT AGREEMENT

         This Ninth Amendment to Credit Agreement dated as of February 20, 2001 (this "Amendment") to that certain Credit Agreement dated as of November 3, 1998 (as the same has been and may be amended, restated or modified from time to time, the "Credit Agreement") among E.W. Blanch Holdings, Inc., a Delaware corporation (the "Borrower"), the Required Lenders party to the Credit Agreement, and Bank of America, N.A., formerly known as NationsBank, N.A., individually as a Lender, and as Agent for itself and the other Lenders.

                                    RECITALS

         1. The Borrower, the Agent and the Required Lenders now desire to amend the Credit Agreement to (a) decrease the aggregate amount of the Commitments from One Hundred Million Dollars ($100,000,000) to Sixty-Two Million Five Hundred Thousand Dollars ($62,500,000), (b) modify certain financial covenants, and (c) make such other modifications, in each case as hereinafter more specifically provided.

         2. The Agent and the Required Lenders are willing to make such amendment on the terms and subject to the conditions and to the extent set forth below.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   Definitions

         Section 1.1 Definitions. All capitalized terms not otherwise defined herein shall have the same meanings as in the Credit Agreement, as amended hereby.

                                   ARTICLE II

                                   Amendments

         Section 2.1 Amendments to Section 1.1. Effective as of the date hereof, the following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated to read as follows:

                  "Commitment" means, as to each Lender, the obligation of such Lender to make advances of funds and purchase participation interests in (or with respect to the Agent as a Lender, hold other interests in) Letters of Credit in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on Schedule 1.1(a) attached hereto, as the same may be reduced or terminated pursuant to Section 2.5 or 11.2 or, if such Lender was not an original signatory to this Agreement, in such Lender's Assignment and Acceptance. As of

         February 20, 2001, the aggregate amount of the Commitments of all Lenders equals Sixty-Two Million Five Hundred Thousand Dollars ($62,500,000).

                  "EBITDA" means for any period and any Person, the total of the following, each calculated without duplication for such Person on a consolidated basis for such period: (a) Net Income; plus (b) any provision for (or less any benefit from) income or franchise taxes included in determining Net Income; plus (c) Net Interest Expense deducted in determining Net Income; plus (d) amortization and depreciation expense deducted in determining Net Income; plus (e) minority interests; plus (f) any provision for any non-cash charges (or less any benefit from any non-cash gains) included in determining Net Income.

                  "Maximum Rate" means, at any time and with respect to any Lender, the maximum rate of nonusurious interest under applicable law that such Lender may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged or received in connection with the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable weekly ceiling shall be the weekly ceiling described in, and computed in accordance with, Chapter 303 of the Texas Finance Code, as amended.

         Section 2.2 Addition to Section 1.1. Effective as of the date hereof, the following definitions are hereby added to Section 1.1 of the Credit Agreement in alphabetical order to read as follows:

                  "Adjusted EBITDA" means the sum of (a) EBITDA of the Borrower on a consolidated basis for the Fiscal Quarter then ended, minus (b) the amount of EBITDA of the Borrower on a consolidated basis derived from all Foreign Companies in excess of 15% of the EBITDA of the Borrower on a consolidated basis for the Fiscal Quarter then ended.

                  "Net Proceeds" from any issuance, sale or disposition of any debt or any shares of equity securities (or any securities convertible or exchangeable for any such shares, or any rights, warrants, or options to subscribe for or purchase any such shares) means the amount equal to (a) the aggregate gross proceeds of such issuance, sale or other disposition, less (b) the following: (i) placement agent fees,
         (ii) underwriting discounts and commissions, (iii) bank and other lender fees, and (iv) reasonable legal fees and other reasonable expenses payable by the issuer in connection with such issuance, sale or other disposition. "Net Proceeds" from any disposition of assets means the amount equal to (a) the aggregate gross proceeds of such disposition, less (b) the following: (i) sales or other similar taxes paid or payable by the seller in connection with such disposition, (ii) reasonable broker fees in connection with such disposition, (iii) reasonable legal fees and other reasonable expenses payable by the seller in connection with such disposition and

         (iv) the amount of any Debt secured by the assets that must be repaid in connection with such disposition so long as it is a Debt permitted under this Agreement.

         Section 2.3 Amendment to Section 2.5. Effective as of the date hereof,
Section 2.5 of the Credit Agreement is hereby amended and restated to read as follows:

                  Section 2.5 Reduction or Termination of Commitments.

                           (a) The Borrower shall have the right to terminate or
                  reduce in part the unused portion of the Commitments at any time and from time to time, provided that: (i) the Borrower shall give notice of each such termination or reduction as provided in Section 4.3; (ii) each partial reduction shall be in an aggregate amount at least equal to Two Million Dollars ($2,000,000); and (iii) the Commitments may not be reduced to an amount less than the Letter of Credit Liabilities then outstanding. The Commitments may not be reinstated after they have been terminated or reduced.

                           (b) Notwithstanding anything to the contrary
                  contained in this Agreement, the Commitments shall automatically reduce by the following aggregate amounts on the following dates:

                   ========================= ===================================
                              Date               Commitment Reduction Amount
                   ========================= ===================================
                         March 31, 2001                  $2,500,000
                   ------------------------- -----------------------------------
                         June 30, 2001                   $5,000,000
                   ------------------------- -----------------------------------
                       September 30, 2001                $5,000,000
                   ========================= ===================================

                  In addition, on the date of such Commitment reduction, the Borrower shall prepay first the unreimbursed drawings under the Letters of Credit and then the outstanding Loans by the amount by which the Outstanding Revolving Credit exceeds the Commitments (after giving effect to such reduction) plus accrued and unpaid interest on the principal amount so prepaid. If no Loans or unreimbursed drawings under the Letters of Credit are outstanding, the Borrower shall immediately pledge to the Agent as security for the Obligations an amount in immediately available funds equal to such excess, such funds to be held in a cash collateral account at the Agent without any right of withdrawal by the Borrower.

                           (c) Upon receipt by the Borrower or any of its
                  Subsidiaries of the Net Proceeds of the Disposition of assets of the Borrower or its Subsidiaries (the "Asset Sale Proceeds"), the Commitments shall automatically reduce by an amount equal to one hundred percent (100%) of the Asset Sale Proceeds. In addition, on the date of such Commitment reduction, the Borrower shall prepay first the unreimbursed drawings under the Letters of Credit and then the outstanding Loans by the amount by which the Outstanding Revolving Credit exceeds the Commitments (after giving effect to such reduction), plus accrued and unpaid interest on the principal amounts so prepaid. If no Loans or unreimbursed drawings under the Letters of Credit are outstanding, the Borrower shall immediately pledge to the Agent as security for the Obligations an amount in immediately available funds equal to such excess, such funds to be held in a cash collateral account at the Agent without any right of withdrawal by the Borrower.

                           (d) In addition to the $5,000,000 Commitment
                  reduction required by Section 2.5(b) hereinabove for September 30, 2001, in the event that the amount of Commitment reduction resulting from Asset Sale Proceeds during the period beginning February 20, 2001 through and including September 30, 2001 (such amount hereinafter called "Actual Reduction Amount") is less than Ten Million Dollars ($10,000,000), then on September 30, 2001 the Commitments shall automatically reduce by an amount equal to (1) Ten Million Dollars ($10,000,000) minus
                  (2) the Actual Reduction Amount. In addition, on the date of such Commitment reduction, the Borrower shall prepay first the unreimbursed drawings under the Letters of Credit and then the outstanding Loans by the amount by which the Outstanding Revolving Credit exceeds the Commitments (after giving effect to such reduction), plus accrued and unpaid interest on the principal amount so prepaid. If no Loans or unreimbursed drawings under the Letters of Credit are outstanding, the Borrower shall immediately pledge to the Agent as security for the Obligations an amount in immediately available funds equal to such excess, such funds to be held in a cash collateral account at the Agent without any right of withdrawal by the Borrower.

                           (e) Upon the issuance, sale or other disposition of
                  debt or any shares of equity securities (or any securities convertible or exchangeable for any such shares, or any rights, warrants, or options to subscribe for or purchase any such shares), by the Borrower or any Subsidiary, the Commitments shall automatically reduce by an amount equal to 100% of the Net Proceeds of any such issuance. In addition, on the date of such Commitment reduction, the Borrower shall prepay first the unreimbursed drawings under the Letters of Credit and then the outstanding Loans by the amount by which the Outstanding Revolving Credit exceeds the Commitments (after giving effect to such reduction) plus accrued and unpaid interest on the principal amount so prepaid. If no Loans or unreimbursed drawings under the Letters of Credit are outstanding, the Borrower shall immediately pledge to the Agent as security for the Obligations an amount in immediately available funds equal to such excess, such funds to be held in a cash collateral account at the Agent without any right of withdrawal by the Borrower.

         Section 2.4 Amendment to Section 2.6. Effective as of the date hereof,
Section 2.6 of the Credit Agreement is hereby amended and restated to read as follows:

                  Section 2.6 [Intentionally Deleted]

         Section 2.5 Amendment to Section 2.8. Effective as of the date hereof,
Section 2.8 of the Credit Agreement is hereby amended and restated to read as follows:

                  Section 2.8 [Intentionally Deleted]

         Section 2.6 Amendment to Section 3.2. Effective as of the date hereof,
Section 3.2 of the Credit Agreement is hereby amended and restated to read as follows:

                  Section 3.2 Determinations of Applicable Margin and Revolving Commitment Fee.

                           (a) The phrase "Applicable Margin" shall mean, for
                  any day, (i) the margin of interest over the Adjusted Eurodollar Rate or Base Rate, as the case may be, that is applicable when any interest rate is determined under this Agreement, or (ii) the per annum percentage rate that is applicable when any Revolving Commitment Fee is determined under this Agreement. The Applicable Margin is subject to adjustment (upward or downwards, as appropriate) based upon the Commitments. Effective as of each Adjustment Date, the Applicable Margin for each Type of Loan or Revolving Commitment Fee (herein the "Revolving Commitment Fee Applicable Margin"), as applicable, shall be adjusted to reflect the Applicable Margin prescribed below for the
                  Commitments:

                 ========= =========================== ============= ============ ============
                                                                                   Revolving
                                                                                   Commitment
                                                         Eurodollar    Base Rate      Fee
                                 Aggregate of all        Applicable   Applicable   Applicable
                   Level           Commitments          Rate Margin     Margin       Margin
                 ========= =========================== ============= ============ ============
                      I    Greater than or equal to        2.25%         0.25%       0.50%
                           $50,000,000
                 --------- --------------------------- ------------- ------------ ------------
                     II    Less than $50,000,000 but       1.75%            0%       0.50%
                           greater than or equal to
                           $40,000,000
                 --------- --------------------------- ------------- ------------ ------------
                           Less than $40,000,000 but       1.25%            0%       0.50%
                           greater than or equal to
                    III    $35,000,000
                 --------- --------------------------- ------------- ------------ ------------
                     IV    Less than $35,000,000           1.25%            0%      0.375%
                 ========= =========================== ============= ============ ============

                           (b) Upon the occurrence of a Commitment reduction in
                  accordance with this Agreement, the Applicable Margin shall automatically be adjusted in accordance with the aggregate Commitments set forth therein and the table set forth in
                  Section 3.2(a), such automatic reduction to take effect as of the first Business Day after the such Commitment reduction (each such Business Day when such margins or fees change pursuant to this sentence or the next following sentence, herein an "Adjustment Date"). Subject to Section 3.4, if the Borrower fails to make any necessary prepayments in connection with such Commitment reduction, the Applicable Margin shall automatically be adjusted to the highest Applicable Rate provided in the table set forth in Section 3.2(a), such automatic adjustments to take effect as of the first Business Day after the day the Borrower was required to make such prepayment in accordance with Section 2.5 and to remain in effect until subsequently adjusted in accordance herewith upon payment by the Borrower of the required prepayment amount.

         Section 2.7 Amendment to Section 4.2. Effective as of the date hereof,
Section 4.2 of the Credit Agreement is hereby amended and restated to read as follows:

                  Section 4.2 Minimum Amounts. Except for prepayments made pursuant to Section 2.5(c), 2.5(d), 2.5(e), 4.4(b) and Article 5, each borrowing under a Revolving Loan constituting a Base Rate Loan and each prepayment of Revolving Loans constituting Base Rate Loans shall be in an amount at least equal to Three Hundred Thousand Dollars ($300,000) or any larger amount in increments of One Hundred Thousand Dollars ($100,000). Except for Conversions pursuant to Article 5, each Eurodollar Loan shall be in a minimum principal amount of Five Million Dollars ($5,000,000) or any larger amount in increments of One Million Dollars ($1,000,000).

         Section 2.8 Amendment to Section 4.4. Effective as of the date hereof,
Section 4.4 of the Credit Agreement is hereby amended and restated to read as follows:

                  Section 4.4 Prepayments.

                  (a) Subject to Section 4.2 and the provisions of this Section 4.4, the Borrower may, at any time and from time to time without premium or penalty upon prior notice to the Agent as specified in
         Section 4.3, prepay or repay any Loan in full or in part. Eurodollar Loans may be prepaid or repaid only on the last day of the Interest Period applicable thereto unless the Borrower pays to the Agent for the account of the applicable Lenders any amounts due under Section 5.5 as a result of such prepayment or repayment.

                  (b) If at any time the Outstanding Revolving Credit exceeds the aggregate Commitments, the Borrower shall immediately prepay first the unreimbursed drawings under the Letters of Credit and then the outstanding Loans by the amount of such excess or, if no Loans or unreimbursed drawings under the Letters of Credit are outstanding, the Borrower shall immediately pledge to the Agent as security for the Obligations an amount in immediately available funds equal to such excess, such funds to be held in a cash collateral account at the Agent without any right of withdrawal by the Borrower.

         Section 2.9 Addition to Section 8.1. Effective as of the date hereof, a new subsection (l) is hereby added to Section 8.1 of the Credit Agreement to read as follows:

                  (l) Monthly Financial Statements. As soon as available, and in any event within thirty (30) days after the end of each calendar month
         (i) a copy of an unaudited consolidated financial statement of the Borrower and the Subsidiaries as of the end of such period and for the portion of the Fiscal Year then ended containing balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail certified by the chief financial officer, treasurer or assistant treasurer of the Borrower to have been prepared in accordance with GAAP and to fairly present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries at the date and for the periods indicated therein and (ii) a copy of the Consolidating Schedules as of the end of such period and for the portion of the Fiscal Year then ended, in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail certified by the chief financial officer, treasurer or assistant treasurer of the Borrower to fairly present the financial condition and results of operations of the Borrower and the Subsidiaries at the date and for the periods indicated therein.

         Section 2.10 Amendment to Section 9.1. Effective as of the date hereof, subsections (b), (d), (e) and (i) of Section 9.1 of the Credit Agreement are hereby amended and restated to read as follows:

                  (b) Debt previously incurred and outstanding as of February 20, 2001 as more specifically described on Schedule 9.1(b) hereto and any extensions, renewals or refinances thereof so long as (i) the principal amount of such Debt and the formula for determining the interest rate charged thereon after such renewal, extension or refinancing shall not exceed the principal amount of such Debt which was outstanding and the formula for determining the interest rate which was in effect immediately prior to such renewal, extension or refinancing and (ii) such Debt shall not be secured by any assets other than assets securing such Debt, if any, prior to such renewal, extension or refinancing;

                  . . .

                  (d) Debt (including Capital Lease Obligations but excluding Debt described in Section 9.1(e)) secured by purchase money Liens permitted by Section 9.2 previously incurred and outstanding as of February 20, 2001 as more specifically described in Schedule 9.1(d) hereto;

                  (e) [Intentionally Deleted]

                  . . .

                  (i) Debt in addition to that specifically described in clauses
         (a) through (h) of this Section 9.1 previously incurred and outstanding as of February 20, 2001 as more specifically described on Schedule 9.1(i) hereto.

         Section 2.11 Amendment to Section 9.2. Effective as of the date hereof, subsections (a) and (l) of Section 9.2 of the Credit Agreement are hereby amended and restated to read as follows:

                  (a) Liens previously granted and outstanding as of February 20, 2001 as more specifically described on Schedule 9.2 hereto;

                  . . .

                  (l) [Intentionally Deleted]


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


         Section 2.12 Amendment to Section 9.3. Effective as of the date hereof, subsection (v) of Section 9.3 of the Credit Agreement is hereby amended and restated to read as follows:

                  (v) [Intentionally Deleted.]

         Section 2.13 Amendment to Section 9.4. Effective as of the date hereof,
Section 9.4 of the Credit Agreement is hereby amended and restated to read as follows:

                  Section 9.4. Restricted Junior Payments. Borrower will not directly or indirectly declare, order, pay, make or set apart any sum for (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity interest of Borrower now or hereafter outstanding; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity interest of Borrower now or hereafter outstanding; or (c) any payment made to retire or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock or other equity interest of Borrower now or hereafter outstanding.

         Section 2.14 Amendment to Section 9.5. Effective as of the date hereof, subsections (c), (e) and (f) of Section 9.5 of the Credit Agreement are hereby amended and restated to read as follows:

                  (c) Strategic Investments previously made and existing as of February 20, 2001 as more specifically described on Schedule 9.5(c);

                  . . .

                  (e) capital contributions to, investments or acquisitions of any stock or other securities of, any Subsidiary ("Permitted Contributions") and Permitted Acquisitions each as previously made and existing as of February 20, 2001 as more specifically described on
         Schedule 9.5(e);

                  (f) acquisitions of all the equity or other comparable interests issued by a Person or the acquisition of all or substantially all of such Person's assets (together with all the equity or other comparable interests issued by a Person herein an "Approved Acquisition") other than a Permitted Acquisition, previously made and existing as of February 20, 2001 as more specifically described on
         Schedule 9.5(f).

         Section 2.15 Amendment to Section 9.8. Effective as of the date hereof,
Section 9.8 of the Credit Agreement is hereby amended by adding the following sentence to the end of such section:

         Notwithstanding anything to the contrary contained herein, the Borrower will not, and will not permit any Subsidiary to, make any Disposition of any of its assets if (i) the net sale proceeds of such Disposition are greater than Ten Million Dollars ($10,000,000) or (ii) the Borrower is to receive any non-cash consideration in connection with such

         Disposition; in each case of clauses (i) and (ii) hereof, unless the Borrower has obtained prior written approval of the Required Lenders to such Disposition.

         Section 2.16 Amendment to Section 10.1. Effective as of the date hereof, Section 10.1 of the Credit Agreement is hereby amended and restated to read as follows:

                  Section 10.1 Net Worth. Beginning as of the Fiscal Quarter ending December 31, 2000, the Borrower will at all times maintain a Net Worth in an amount not less than One Hundred Twenty-Eight Million Dollars ($128,000,000), and for each Fiscal Quarter thereafter, not less than the sum of (i) the minimum Net Worth required for the prior Fiscal Quarter then ended, plus (ii) 75% of the Borrower's Net Income for the prior Fiscal Quarter then ended, plus (iii) 75% of the net proceeds of any equity issuances by the Borrower for the prior Fiscal Quarter then ended. If Net Income for a Fiscal Quarter is negative, no adjustment to the requisite level of Net Worth shall be made.

         Section 2.17 Amendment to Section 10.2. Effective as of the date hereof, Section 10.2 of the Credit Agreement is hereby amended and restated to read as follows:

                  Section 10.2 Adjusted EBITDA. The Borrower will at all times maintain an Adjusted EBITDA of not less than the following for the indicated Fiscal Quarter:

         =========================================== ===========================
         Period                                      Minimum Adjusted EBITDA
         =========================================== ===========================
         Fiscal Quarter ending March 31, 2001        $4,500,000
         ------------------------------------------- ---------------------------
         Fiscal Quarter ending June 30, 2001         $5,000,000
         ------------------------------------------- ---------------------------
         Fiscal Quarter ending September 30, 2001    $10,000,000
         and each Fiscal Quarter thereafter
         =========================================== ===========================

         Section 2.18 Amendment to Section 10.3. Effective as of the date hereof, Section 10.3 of the Credit Agreement is hereby amended and restated to read as follows:

                  Section 10.3 Capital Expenditures. The Borrower will not permit the aggregate amount of Capital Expenditures of the Borrower and its Subsidiaries to exceed $1,250,000 during any Fiscal Quarter.

         Section 2.19 Addition of Schedule 1.1(a). Effective as of the date hereof, all references in the Credit Agreement to "Schedule 1.1(a)" are deemed to refer to the "Schedule 1.1(a)" attached hereto as Schedule 1.1(a).

         Section 2.20 Amendment to Schedule 9.1(b). Effective as of the date hereof, all references to "Schedule 9.1(b)" in the Credit Agreement are deemed to refer to the "Schedule 9.1(b)" attached hereto as Schedule 9.1(b).

         Section 2.21 Addition of Schedule 9.1(d). Effective as of the date hereof, all references in the Credit Agreement to "Schedule 9.1(d)" are deemed to refer to the "Schedule 9.1(d)" attached hereto as Schedule 9.1(d).

         Section 2.22 Addition of Schedule 9.1(i). Effective as of the date hereof, all references in the Credit Agreement to "Schedule 9.1(i)" are deemed to refer to the "Schedule 9.1(i)" attached hereto as Schedule 9.1(i).

         Section 2.23 Amendment to Schedule 9.2. Effective as of the date hereof, all references in the Credit Agreement to "Schedule 9.2" are deemed to refer to the "Schedule 9.2" attached hereto as Schedule 9.2.

         Section 2.24 Addition of Schedule 9.5(c). Effective as of the date hereof, all references to "Schedule 9.5(c)" in the Credit Agreement are deemed to refer to the "Schedule 9.5(c)" attached hereto as Schedule 9.5(c).

         Section 2.25 Addition of Schedule 9.5(e). Effective as of the date hereof, all references to "Schedule 9.5(e)" in the Credit Agreement are deemed to refer to the "Schedule 9.5(e)" attached hereto as Schedule 9.5(e).

         Section 2.26 Addition of Schedule 9.5(f). Effective as of the date hereof, all references to "Schedule 9.5(f)" in the Credit Agreement are deemed to refer to the "Schedule 9.5(f)" attached hereto as Schedule 9.5(f).

         Section 2.27 Termination of Commitment to Issue Letters of Credit. As of the date hereof, the Agent has outstanding one Letter of Credit issued under the Credit Agreement (the "Existing Letter of Credit"). The Existing Letter of Credit shall remain outstanding in accordance with the terms and provisions of the Credit Agreement, such Letter of Credit and related documents. Effective as of the date hereof, the Agent's obligation to issue Letters of Credit under the Credit Agreement or any other Loan Document is hereby terminated.

         Section 2.28 Termination of Swingline Commitment. The Swingline Lender's obligation to make any Swingline Loans under the Credit Agreement or any other Loan Document is hereby terminated.

         Section 2.29 Consent to Joint Ventures. By execution of this Amendment, the Agent and the Required Lenders consent to the formation of the joint ventures more specifically described on Annex A attached hereto.

                                  ARTICLE III

                              Conditions Precedent

         Section 3.1 Condition. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

                  (a) The Agent shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to the Agent:


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


                           (i) This Amendment executed by the Borrower, the
                  Agent and the Lenders and consented to by the Significant Subsidiaries;

                           (ii) Resolutions of the Board of Directors of each of
                  the Borrower and the Significant Subsidiaries certified by its respective secretary or assistant secretary which authorizes the execution, delivery and performance by such Person of this Amendment and the other Loan Documents executed in connection herewith;

                           (iii) A certificate of incumbency certified by the
                  secretary or the assistant secretary of each of the Borrower and the Significant Subsidiaries certifying the names of the officers thereof authorized to sign this Amendment and the other Loan Documents together with specimen signatures of such officers;

                           (iv) The certificate or articles of incorporation of
                  each of Crawley Warren (USA) Inc., International Accident Facilities, Inc., E.W. Blanch GP, Inc., E.W. Blanch DL, L.L.C. and JD Warren, Incorporated (collectively the "New Corporate Guarantors") certified by the Secretary of State of the state of such Person's incorporation and dated a current date;

                           (v) The certificate of limited partnership of Blanch,
                  L.P. (the "New Partnership Guarantor") certified by the Secretary of State of the state of such Person's organization and dated a current date;

                           (vi) The bylaws of each of the New Corporate
                  Guarantors certified by its respective secretary or assistant secretary;

                           (vii) The agreement of limited partnership of the New
                  Partnership Guarantor certified by the secretary or assistant secretary of the general partner of the New Partnership Guarantor;

                           (viii) A bring down certificate of the secretary or
                  assistant secretary of the Significant Subsidiaries (other than the New Corporate Guarantors and the New Partnership Guarantor) certifying that the certificate or articles of incorporation and bylaws have not been modified in any respect from the copies thereof previously provided to the Agent and the Lenders in connection with the Credit Agreement;

                           (ix) Certificates of the appropriate government
                  officials of the state of incorporation of each of the Borrower and the Significant Subsidiaries as to the existence and good standing of such Persons, all dated a current date; and

                           (x) Such additional approvals, opinions, or documents
                  as the Agent may reasonably request.

                  (b) No Default. Other than the Specified Defaults (as defined in Article IV), no Default shall have occurred and be continuing.

                  (c) Representations. Other than the existence of the Specified Defaults, all of the representations and warranties contained in
         Article 7 of the Credit Agreement, as amended hereby, and in the other Loan Documents shall be true and correct in all material respects on and as of the date hereof with the same force and effect as if such representations and warranties had been made on and as of such date.

                  (d) Fee. The Borrower shall have paid to the Agent for the pro rata account of the Required Lenders who execute and deliver this Amendment (the "Executing Lenders") an amendment fee of an amount equal to 0.75% of the aggregate Commitments of the Executing Lenders as reduced by this Amendment.

                                   ARTICLE IV

                                 Limited Waiver

         The Borrower has informed the Agent and the Lenders that certain Events of Default have occurred under the Credit Agreement solely by reason of the Borrower's failure to comply with (a) Section 9.4(a) of the Credit Agreement resulting from the Borrower's declaration of a cash dividend of $0.14 per share payable March 1, 2001 to shareholders of record as of February 8, 2001 (the "Dividend") and (b) Sections 10.1, 10.2 and 10.3 of the Credit Agreement for the Fiscal Quarter ending December 31, 2000 (collectively the "Specified Defaults"). By execution of this Amendment, the Agent and the Lenders hereby waive the Specified Defaults and consent to the Borrower paying the Dividend. Except as otherwise specifically provided for in this Article IV, nothing contained herein shall be construed as a waiver by the Agent and the Lenders of any covenant or provision of the Credit Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument among the Borrower, the Agent and the Lenders, and the failure of the Agent or any Lender at any time or times hereafter to require strict compliance by the Borrower of any provision thereof shall not waive, affect or diminish any right of the Agent and the Lenders to thereafter demand strict compliance therewith. The Agent and the Lenders hereby reserve all rights granted under the Credit Agreement, the other Loan Documents, this Amendment and any other contract or instrument among the Borrower, the Agent and the Lenders.

                                   ARTICLE V

                  Ratifications, Representations and Warranties

         Section 5.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect. Borrower and Agent agree that the Credit Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

         Section 5.2 Representations and Warranties. Borrower hereby represents and warrants to Agent that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the certificate of incorporation or bylaws of Borrower, (ii) except for the Specified Defaults, the representations and warranties contained in the Credit Agreement, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof (except for such representations and warranties as are limited by their express terms to a specific date), (iii) except for the Specified Defaults, no Default has occurred and is continuing, (iv) Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement as amended hereby and (v) each of the Borrower and the Subsidiaries is qualified to do business in all jurisdictions in which the nature of its business makes such qualifications necessary and where failure to do qualify could reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE VI

                                  Miscellaneous

         Section 6.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lenders or Agent or any closing shall affect the representations and warranties or the right of Lenders or Agent to rely upon them.

         Section 6.2 Reference to Credit Agreement. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

         Section 6.3 Expenses of Agent. As provided in the Credit Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including without limitation the reasonable costs and fees of Agent's legal counsel, and all costs and expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Credit Agreement or any other Loan Document, including without limitation the reasonable costs and fees of Agent's legal counsel.

         Section 6.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         Section 6.5 Applicable Law. This Amendment and all other Loan Documents (except for the Guaranty executed by E.W. Blanch DL, L.L.C.) executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. The Guaranty executed by E.W. Blanch DL, L.L.C. shall be governed by and construed in accordance with the laws of the State of North Carolina and the applicable laws of the United States of America.

         Section 6.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lenders, Agent and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders and Agent.

         Section 6.7 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Counterparts transmitted via facsimile shall be effective as originals.

         Section 6.8 Headings. The headings, captions, and arrangements use in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 6.9 ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

                  [Remainder of Page Intentionally Left Blank]

         Executed as of the date first written above.

                                       BORROWER:

                                       E.W. BLANCH HOLDINGS, INC.


                                       By:
                                           -------------------------------------
                                           Susan Wollenberg
                                           Senior Vice President and
                                           Chief Financial Officer

                                       AGENT AND LENDERS:

                                       BANK OF AMERICA, N.A.,
                                       formerly known as NationsBank, N.A.,
                                       as the Agent and as a Lender


                                       By:
                                           -------------------------------------
                                           D. Keith Thompson
                                           Principal

                                       WELLS FARGO BANK, NATIONAL
                                       ASSOCIATION (formerly known as Norwest
                                       Bank Minnesota, N.A.), as a Lender


                                       By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------


                                       By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

                                       BANK ONE, NA (formerly known as First
                                       National Bank of Chicago), as a Lender


                                       By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

                                       FLEET NATIONAL BANK, as a Lender


                                       By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

         The Significant Subsidiaries hereby consent and agree to this Amendment and agree that each of their respective Guaranties and other Loan Documents shall remain in full force and in effect and shall continue to (a) guarantee the Obligations and (b) be the legal, valid and binding obligation of the Significant Subsidiaries enforceable against the Significant Subsidiaries in accordance with their respective terms.

                                        BLANCH AIRCRAFT HOLDINGS CORP.
                                        BLANCH CATASTROPHE SERVICES, INC.
                                        E.W. BLANCH CAPITAL RISK SOLUTIONS, INC.
                                        E.W. BLANCH CO., INC.
                                        E.W. BLANCH INSURANCE SERVICES, INC.
                                        E.W. BLANCH INTERNATIONAL, INC.
                                        K2 TECHNOLOGIES, INC.
                                        PARAGON REINSURANCE RISK MANAGEMENT
                                        SERVICES, INC.
                                        UNISURE, INC.
                                        CRAWLEY WARREN (USA) INC.
                                        INTERNATIONAL ACCIDENT FACILITIES, INC.
                                        JD WARREN, INCORPORATED
                                        E.W. BLANCH GP, INC.


                                        By:
                                            ------------------------------------
                                            Susan Wollenberg
                                            Treasurer

                                        E.W. BLANCH CAPITAL MARKETS, INC.


                                        By:
                                            ------------------------------------
                                            Susan Wollenberg
                                            Assistant Treasurer

                                        E.W. BLANCH DL, L.L.C.


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                      BLANCH L.P.

                                      By:  E.W. Blanch GP, Inc., General Partner


                                           By:
                                               ---------------------------------
                                               Susan Wollenberg
                                               Treasurer

                                 SCHEDULE 1.1(a)

                                   COMMITMENTS

             Lender:                                       Commitment:
             ------                                        ----------

             Bank of America, N.A.                         $25,000,000
             Wells Fargo Bank, National Association        $15,625,000
             Bank One, NA                                   $9,375,000
             Fleet National Bank                           $12,500,000
                                                           ===========
                                          Total            $62,500,000

                                 SCHEDULE 9.1(b)

                                  EXISTING DEBT

                                      None

                                 SCHEDULE 9.1(d)

                               PURCHASE MONEY DEBT



                           E.W. BLANCH HOLDINGS, INC.
                                 Schedule 9.1.d
                                   Funded Debt


                                                   Balance Outstanding
                                              ----------------------------
                                                 As of           As of
                                              Dec. 31, 2000  Feb. 15, 2001
                                              ----------------------------

1)   Domestic Line of Credit                   $60,600,000    $55,500,000
2)   Letter of Credit                                    0              0
     Chilean Mortgage Obligation                 1,205,129      1,205,129
     Foreign Minority Loan Notes                 1,014,467      1,014,467
     United Kingdom Leases                         399,298        399,298
     UniSure Lease                                 214,732        214,732
     Xerox Lease                                    33,859         33,859
3)   United Kingdom Overdraft Facility                   0              0
4)   Hong Kong Overdraft Facility                        0              0
5)   Hong Kong Overdraft Facility                        0              0
                                              ---------------------------

     Total Funded Debt                         $63,467,485    $58,367,485
                                              ===========================


Available Borrowings
1)   $7,000,000           (taking into account the reduction with the effect of
2)   $833,000                this Ninth Amendment)
3)   (pound)4,000,000
4)   HK$7,100,000
5)   HK$5,000,000

                                 SCHEDULE 9.1(i)

                                   OTHER DEBT

                                      None

                                  SCHEDULE 9.2

                                      LIENS

                                      None

                                 SCHEDULE 9.5(c)

                              STRATEGIC INVESTMENTS



                            E.W. BLANCH HOLDINGS, INC.
                                  Schedule 9.5.c
                               Strategic Investments
                              As of February 15, 2001


                                                      Carrying Value
                                                  at December 31, 2000
                                                  --------------------

Conning Insurance Capital Ltd. Parntership III          $1,920,014
I-CAT Line of Credit                                     2,660,706
Specialty Insurance Underwriters Line of Credit            912,065
Summit Global Note                                       2,400,000
Ascendant Capital Partners, L.P.                            55,000
Master Protection Common stock                              97,050
Summit Global Common Stock                                 750,000
Ward North America Preferred Stock                      11,100,000
Wildcard Systems Preferred Stock                         1,100,000
                                                    --------------

Total Strategic Investments                            $20,994,835
                                                    ==============




There has been no material changes in the carrying value since December 31, 2000

                                 SCHEDULE 9.5(e)

               PERMITTED CONTRIBUTIONS AND PERMITTED ACQUISITIONS



                           E.W. BLANCH HOLDINGS, INC.
                                 Schedule 9.5.e
               Permitted Contributions and Permitted Acquisitions
                             As of February 15, 2001


                                                  %           Carrying Value
                                              Ownership  as of December 31, 2000
                                              ---------  -----------------------

Catex                                            50%              $4,476,171
Gilman Swire Willis Ltd                          33%                   4,369
International Space Brokers (ISB)                46%               8,977,378
Russell Miller Advisors Asia, LLC (RMAA)         50%               1,503,829
                                                             ---------------

Total Investments in Unconsolidated Subsidiaries                 $14,961,747
                                                             ===============




There has been no material changes in the carrying value since December 31, 2000.

                                 SCHEDULE 9.5(f)

                              APPROVED ACQUISITION

         1. A Delaware limited liability company will be formed by E.W. Blanch Holdings, Inc. and L&T Information Technology Limited (the "Company A") to provide software services for the insurance sector. E.W. Blanch Holdings, Inc. will (a) own a 50% interest in Company A and (b) contribute the assets of the development and technology group of K2 Technologies, Inc. to Company A.

         2. A wholly owned subsidiary will be formed by E.W. Blanch Co., Inc. (Company B") to provide online insurance management and policy issuance as described in that certain press release dated October 23, 2000 attached hereto as Annex B. E.W. Blanch Co., Inc. will then sell to Big Finance and Insurance Services, Inc. d/b/a BigFNI a 67% interest in Company B.

                                     ANNEX A

                                 JOINT VENTURES

         1. A Delaware limited liability company will be formed by E.W. Blanch Holdings, Inc. and L&T Information Technology Limited (the "Company A") to provide software services for the insurance sector. E.W. Blanch Holdings, Inc. will (a) own a 50% interest in Company A and (b) contribute the assets of the development and technology group of K2 Technologies, Inc. to Company A.

         2. A wholly owned subsidiary will be formed by E.W. Blanch Co., Inc. (Company B") to provide online insurance management and policy issuance as described in that certain press release dated October 23, 2000 attached hereto as Annex B. E.W. Blanch Co., Inc. will then sell to Big Finance and Insurance Services, Inc. d/b/a BigFNI a 67% interest in Company B.

                                     ANNEX B

                                  PRESS RELEASE



FOR IMMEDIATE RELEASE                                  Contact:   Chris Walker
October 23, 2000                                                  (214) 756-7000


                     E.W. BLANCH CO., INC. ANNOUNCES VENTURE
                  WITH BIG FINANCE AND INSURANCE SERVICES, INC.

Dallas, TX - E.W. Blanch Co., Inc., a subsidiary of E.W. Blanch Holdings, Inc., (NYSE: EWB) announced today a joint venture agreement with online financial and insurance services company Big Finance and Insurance Services, Inc. d.b.a. BigFNI.

E.W. Blanch will be bringing to the joint venture technology that goes beyond single entry multi-quoting capability. The technology that will be utilized in the venture allows complete fulfillment of the online insurance sales cycle, from quote to policy issue. In addition the technology can be implemented in multiple distribution sources such as direct point of sale, agent/broker, or call center direct sales utilizing the latest Internet and web based technology.

BigFNI utilizes its proprietary risk-analysis technology, Odyssey Engine, that allows real-time processing of consumer applications matched against the qualifying criteria supplied by partnering financial and insurance institutions.

E.W. Blanch and BigFNI will interface to provide online insurance management and policy issuance, while reducing risk. The joint venture will make it possible to combine the marketing and distribution of insurance products with leading-edge technology to manage risk, eliminate inefficiencies and take advantage of new revenue opportunities.

"The joint venture will bring together technology and capabilities that are the first of their kind," said William Ashley, Executive Vice President of E.W. Blanch Company. "We are pleased to be able to bring to our customer base this flexible technology based solution that incorporates the management of risk that goes well beyond many of the E-strategies for insurance that are in place today."

"Our current technologies must address new and traditional distribution channels, integrate into existing legacy systems and improve the ability to capture information tailored to meet client's needs," said Dick Grecco, President and CEO of BigFNI. "By teaming up with E.W. Blanch's extremely successful insurance marketing and distribution services along with their existing internet based technology platform, we can offer and deliver the best online insurance and financial services products in the industry today."

The BigFNI is a leading provider of online financial and insurance services. Utilizing its proprietary software and development expertise, BigFNI is poised to be a leader in today's eCommerce marketplace. Partnering with leading financial and insurance institutions, BigFNI offers a comprehensive range of services, including credit cards, mortgages, automobile loans and insurance products. For more information visit the company's web site at http://www.bigfni.com or contact Michael Dunn, Executive Vice President at mdunn@thebigfni.com or call (800) 663-9171 ext. 126.

E.W. Blanch Holdings, Inc. is a leading provider of integrated risk management and distribution services, including reinsurance intermediary services, risk management consulting and administration services and primary distribution services. The Company is headquartered in Dallas, Texas with branch offices throughout the United States and strategic locations in Europe, Latin America and the Pacific Rim. For more information, check the Internet at www.ewb.com.


                                                            E.W. BLANCH HOLDINGS

                                February 20, 2001



E. W. Blanch Holdings, Inc.
500 N. Akard, Suite 4500
Dallas, Texas 75201
Attention:    Susan Wollenberg
              Senior Vice President
              and Chief Financial Officer

         Re:  Consent to Dividends

Ladies and Gentlemen:

         This letter is delivered to you in connection with that certain Ninth Amendment to Credit Agreement dated as of the date hereof by and among E.W. Blanch Holdings, Inc. (the "Borrower"), Bank of America, N.A., formerly known as NationsBank, N.A., as the Agent (the "Agent"), and the other parties hereto (the "Ninth Amendment"), which amends that certain Credit Agreement dated as of November 3, 1998 by and among the Borrower, the Agent and the other parties thereto (as the same has been or may be amended, restated or modified from time to time, the "Credit Agreement"). Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Credit Agreement.

         In connection with, and in consideration of the agreements contained in, the Ninth Amendment, and the Agent and the Required Lenders hereby consent and agree that the Borrower may make regularly scheduled quarterly dividends in an amount not to exceed $0.07 per share so long as (i) no Default shall have occurred and be continuing immediately before and immediately after such payment, and (ii) the aggregate Commitments under the Credit Agreement shall be equal to or less than Forty Million Dollars ($40,000,000).

         The consent granted herein is effective only to the extent specifically stated above and is limited as specified herein. All terms and provisions of, and all rights and remedies of the Agent and the Lenders under, the Loan Documents shall continue in full force and effect and are hereby confirmed and ratified in all respects.

         THIS LETTER AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO RELATING TO THE CONSENT SET FORTH HEREIN AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE CONSENT SET FORTH HEREIN AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

E. W. Blanch Holdings, Inc.
Page 2


         THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This letter agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. This letter agreement shall not be effective unless and until the Required Lenders, the Borrower and the Significant Subsidiaries each have executed and delivered a counterpart hereof, whereupon this letter agreement shall be effective as of the date first above written.

         By executing this letter agreement in the spaces provided below, (a) the Required Lenders agree to the terms, conditions and provisions hereof, (b) the Borrower agrees to the terms, conditions and provisions hereof, and (c) the Significant Subsidiaries (i) consent to the consent granted herein and the other terms, conditions and provisions hereof, and (ii) agree that the Guaranties and all other Loan Documents to which the Significant Subsidiaries, respectively, are a party are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

                                      Very truly yours,

                                      BANK OF AMERICA, N.A.
                                      as the Agent and a Lender


                                      By:
                                          -------------------------------------
                                          D. Keith Thompson
                                          Principal

E. W. Blanch Holdings, Inc.
Page 3


                                      WELLS FARGO BANK,
                                      NATIONAL ASSOCIATION
                                      (formerly known as Norwest Bank Minnesota,
                                      N.A.), as a Lender


                                      By:
                                          --------------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------



                                      By:
                                          --------------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

E. W. Blanch Holdings, Inc.
Page 4


                                      BANK ONE, NA
                                      (formerly known as First National Bank of
                                      Chicago), as a Lender


                                      By:
                                          --------------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

E. W. Blanch Holdings, Inc.
Page 5


                                      FLEET NATIONAL BANK,
                                      as a Lender


                                      By:
                                          --------------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

E. W. Blanch Holdings, Inc.
Page 6



Accepted and Agreed to
as of February 20, 2001

E. W. BLANCH HOLDINGS, INC.



By:
    ------------------------------------
      Susan Wollenberg
      Senior Vice President and
      Chief Financial Officer

BLANCH AIRCRAFT HOLDINGS CORP.
BLANCH CATASTROPHE SERVICES, INC.
E.W. BLANCH CAPITAL RISK SOLUTIONS, INC.
E.W. BLANCH CO., INC.
E.W. BLANCH INSURANCE SERVICES, INC.
E.W. BLANCH INTERNATIONAL, INC.
K2 TECHNOLOGIES, INC.
PARAGON REINSURANCE RISK MANAGEMENT SERVICES, INC.
UNISURE, INC.
CRAWLEY WARREN (USA) INC.
INTERNATIONAL ACCIDENT FACILITIES, INC.
JD WARREN, INCORPORATED


By:
    ------------------------------------
      Susan Wollenberg
      Treasurer

E.W. BLANCH CAPITAL MARKETS, INC.


By:
    ------------------------------------
      Susan Wollenberg
      Assistant Treasurer

E.W. BLANCH DL, L.L.C.


By:
    --------------------------------------
    Name:
          --------------------------------
    Title:
           -------------------------------

E. W. Blanch Holdings, Inc.
Page 7



BLANCH L.P.

By:  E.W. Blanch GP, Inc., General Partner


By:
     ----------------------------------------------
     Susan Wollenberg
     Treasurer